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                                                                     Exhibit 4.6

                                  RAYONIER INC.

                                 ---------------


                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

                                 ---------------


                                   SUPPLEMENT
                                       TO
                                PLAN INFORMATION
                             DATED FEBRUARY 28, 1994

                        THIS DOCUMENT CONSTITUTES PART OF
                      A PROSPECTUS COVERING SECURITIES THAT
                         HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS SUPPLEMENT IS DECEMBER 21, 1995.


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        Additional information about the Plan (as defined below) and its administration may be obtained by writing Mazie L. Williams, Savings Plan Administrator, Rayonier Inc., 1177 Summer Street, Stamford, CT 06905-5529 or telephoning Mazie Williams at (203) 348-7000.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus. Any such document, as well as Rayonier's most recent annual report to shareholders and any other report or communication distributed to Rayonier shareholders generally, may be obtained without charge by written request to John B. Canning, Corporate Secretary, Rayonier Inc., 1177 Summer Street, Stamford, CT 06905-5529 or by telephoning John B. Canning at (203) 348-7000.

                            SUPPLEMENTAL INFORMATION

        Please refer to the Plan Information document, dated February 28, 1994 (the "Plan Document"), for a description of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") and the full text thereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan Document.

        The Plan included in the Plan Document has been amended as follows:

        FIRST AMENDMENT, effective as of March 1, 1994, provides that no officer or director of Rayonier who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the short-swing trading statute) may receive a loan from or make a loan repayment to Fund A.

        SECOND AMENDMENT, effective as of May 1, 1995, provides for enrollment in the Plan on a monthly, rather than semi-annual, basis.

        THIRD AMENDMENT, effective as of March 1, 1994, provides that no officer or director of Rayonier who is subject to Section 16 may receive a withdrawal from or repay a withdrawal to Fund A.

        FOURTH AMENDMENT, effective as of July 1, 1995, permits rollovers from other qualified plans into the Plan and increases the Matching Company Contribution from 50% to 60% of a participant's Basic Savings. Effective March 1, 1994 a three month suspension of Matching Company Contributions will apply to any participant who makes a withdrawal of Before Tax Contributions.


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        FIFTH AMENDMENT, effective as of December 1, 1995, provides that amounts held in Fund I, previously invested in ITT stock, will be invested in shares of stock of the ITT companies resulting from the restructuring of ITT, and shares of stock of each ITT company will be purchased with dividends paid on such shares held in Fund I. The amendment also provides for the termination of Fund I on or before March 31, 1996, and for the redistribution of amounts held in Fund
I to another Plan Fund or Funds as described in the amendment.

        The text of each of the above amendments is set forth on pages 3 to 10 hereof.


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                             FIRST AMENDMENT TO THE
                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

                          EFFECTIVE AS OF MARCH 1, 1994

        Article 9 of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended by adding the following new section
9.13 to the end thereof to read in its entirety as follows:

               "9.13  Loans to Officers and Directors.

        Notwithstanding any provision of Article Nine to the contrary, in no event may a loan to a Member who is an officer or director of the Company and who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, include any amounts deducted from those portions, if any, of a Member's Accounts that are invested in Fund A, nor may any repayments of such a loan be invested in Fund A."


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                             SECOND AMENDMENT TO THE
                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

                           EFFECTIVE AS OF MAY 1, 1995

        1. Section 2.24 of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended to read in its entirety as follows:

               "2.24  'Enrollment Date' shall mean the first day of any month."

        2. Section 3.1 of the Plan is hereby amended to read in its entirety as follows:

               "3.1 Membership. All Employees of the Company who were Members of the ITT Plan shall become Members of the plan on the Effective Date. Any other Employee shall become a Member on any Enrollment Date following the Employee's date of hire, provided that the Employee has filed an enrollment form in accordance with Section 3.2; however, an Employee whose employment with the Company is on a temporary or less than full-time basis shall become a Member on any Enrollment Date coinciding with or next following fulfillment of the conditions of section 2.47."


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                             THIRD AMENDMENT TO THE
                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

                          EFFECTIVE AS OF MARCH 1, 1994

        Article Eight of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended by adding the following new section
8.10 to the end thereof to read in its entirety as follows:

               "8.10  Withdrawals by Officers and Directors.

        Notwithstanding any provision of Article Eight to the contrary, in no event may a withdrawal by a Member who is an officer or director of the Company and who is subject to Section 16 of the Securities and Exchange Act of 1934, as amended, include any amounts deducted from those portions, if any, of a Member's Accounts that are invested in Fund A, nor may any repayment of such withdrawal pursuant to section 8.6 be invested in Fund A. Any provision of this Article Eight regarding the proportionate withdrawal from or repayment to the Funds by such Members shall be applied excluding Fund A."


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                             FOURTH AMENDMENT TO THE
                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

        1. Section 2.49 of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended to read in its entirety as follows, effective as of July 1, 1995:

               "2.49 'Supplemental After-Tax Savings' shall mean the contributions made by a Member which are credited to the Supplemental After-Tax Investment Account in accordance with section 4.2(a)(ii) and/or which are credited on the Member's Behalf pursuant to a Prior Plan Transfer and/or a rollover contribution to the Plan pursuant to section 4.5."

        2. Section 3.2 of the Plan is hereby amended by adding the following new subsection (f) to the end thereof to read in its entirety as follows, effective as of July 1, 1995:

               "(f) make a rollover contribution to the Plan, as described in section 4.5."

        3. Article Four of the Plan is hereby amended by adding the following new section 4.5 to the end thereof to read in its entirety as follows, effective as of July 1, 1995:

               "4.5 Rollovers and Transfers. Each Employee shall be entitled to transfer amounts to the Trust Fund from an employees' trust described in
        Section 401(a) of the Code, from an employee annuity described in
        Section 403(a) of the Code, from an individual retirement account described in Section 408(a) of the Code, or from an individual retirement annuity described in Section 408(b) of the Code, but only if such amounts constitute rollover contributions within the meaning of Sections 402(a)(5), 403(a)(4), or 408(d)(3) of the Code or such amounts are transferred directly from the


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        trustee or custodian holding such amounts to the Trustee. The Plan
        Committee may require such information or documentation with respect to any such proposed transfer as it deems necessary or desirable to confirm that it will qualify as a rollover contribution within the meaning of the aforesaid sections of the Code or that the source of the amounts proposed to be transferred is tax-qualified."

        4. The first sentence of Section 5.1(b) of the Plan is hereby amended to read in its entirety as follows, effective as of July 1, 1995:

               "The Company, with respect to each Member employed by it, shall contribute to the Trust Fund an amount equal to 60% of such Member's Basic Savings for the corresponding month."

        5. Section 8.4 of the Plan is hereby amended by adding the following paragraph to the end thereof, to read in its entirety as follows, effective as of March 1, 1994:

        "Notwithstanding the foregoing, for a withdrawal in accordance with (a) above, Matching Company Contributions will be suspended for a period of at least three months following the applicable Withdrawal Valuation Date."


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                             FIFTH AMENDMENT TO THE
                      RAYONIER INVESTMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

        1. Article Six of the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") is hereby amended by adding the following new section 6.9 to the end thereof to read in its entirety as follows, effective as of December 1, 1995:

               "6.9 Fund I following Restructuring of ITT Corporation. Upon the restructuring of ITT into three distinct corporations (the "ITT Companies"), amounts held in Fund I, previously invested primarily in ITT Stock, shall be invested primarily in shares of stock of the ITT Companies resulting from such restructuring, and thereafter shares of stock of each ITT Company shall be purchased with dividends paid on such shares held in Fund I.

               Effective as of March 31, 1996, Fund I shall terminate, and on or before such date, amounts held in Fund I shall be redistributed to another fund or funds in the following manner:

                      (a) Amounts held in the Company Contribution Account and
               Retirement Account - A Member, Deferred Member or Beneficiary may elect to redistribute all or a portion of the amount held on his or her behalf in the Company Contribution Account and the Retirement Account that is invested in Fund I to Fund A in accordance with the provisions of section 6.4; provided, however, that any such amounts not redistributed on or before March 31, 1996 shall automatically be redistributed to Fund A on March 31, 1996.

                      (b) Amounts held in the Basic Investment Account and
               Supplemental Investment Account - A Member, Deferred Member or Beneficiary may elect to redistribute all or a portion of the amount held on his or her behalf in the Basic Investment Account and the Supplemental Investment Account that is invested in Fund I among the Funds A, B, C and/or D in accordance with the provisions of section 6.4; provided, however, that any such amounts not redistributed on or before March 31, 1996 shall automatically be redistributed to Fund A on March 31, 1996.


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               Notwithstanding section 10.3(c) below, any distribution made from
        Fund I prior to March 31, 1996 shall be made in cash.

               This Section 6.9 shall supersede any inconsistent provisions of this Article Six."